UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported): May 5, 2015

BORDERFREE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36359	52-2216062
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
292 Madison Avenue, 5th Floor
New York, New York 10017
(212) 299-3500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 5, 2015, Borderfree, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Pitney Bowes Inc., a Delaware corporation (“Parent”), and BrickBreaker Acquisition Corp., a Delaware corporation and a subsidiary of Parent (“Purchaser”), pursuant to which, among other things, Purchaser will commence a tender offer for all the outstanding shares of the Company’s common stock, par value $0.01 per share (the “Shares”), subject to the terms and conditions of the Merger Agreement.

Merger Agreement

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Purchaser will commence a cash tender offer (the “Offer”) to purchase all of the outstanding Shares, at a purchase price of $14.00 per Share, net to the seller thereof in cash, without interest and less any required withholding taxes (the “Offer Price”). The Offer will remain open for a minimum of 20 business days from commencement, subject to possible extension on the terms set forth in the Merger Agreement. Pursuant to the Merger Agreement, after the consummation of the Offer, and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Purchaser will be merged with and into the Company (the “Merger”) and the separate corporate existence of Purchaser will cease at that time (the “Effective Time”). Following the consummation of the Merger, the Company will continue as the surviving corporation (the “Surviving Corporation”) and a subsidiary of Parent. At the Effective Time, each Share (other than the Shares accepted by Purchaser in the Offer, Shares held in the Company’s treasury, and any Shares owned by stockholders who have properly exercised any available rights of appraisal under Section 262 of the Delaware General Corporation Law (the “DGCL”)) will be automatically converted into the right to receive an amount in cash equal to the Offer Price.

Under the terms of the Merger Agreement, all stock options outstanding at the Effective Time, whether vested or unvested or exercisable or unexercisable, will be cancelled and converted into the right to receive (without interest) an amount in cash (less applicable tax withholdings) equal to the excess, if any, of the Offer Price over the per Share exercise price of such option multiplied by the total number of Shares subject to such options for each stock option, payable in a lump sum no later than the second payroll period after the Effective Time.

Under the terms of the Merger Agreement, all restricted stock units granted under the Company’s 2014 Stock Option and Incentive Plan (“2014 Plan RSUs”) outstanding at the Effective Time, whether vested or unvested, will be cancelled and converted into the right to receive (without interest), an amount in cash (less applicable tax withholdings), payable in a lump sum no later than the second payroll period after the Effective Time, equal to the product of the Offer Price and the number of Shares underlying such former 2014 Plan RSU immediately prior to the Effective Time.

Under the terms of the Merger Agreement, all restricted stock units granted under the Company’s 2015 Stock Option Inducement Plan (“2015 Plan RSUs”) outstanding at the Effective Time, whether vested or unvested, will be cancelled and converted into the right to receive (without interest) an unvested award representing the opportunity to receive an amount in cash (less applicable tax witholdings) equal to the product of the Offer Price and the number of Shares underlying such 2015 Plan RSU immediately prior to the Effective Time; provided that such award will remain subject to the same vesting, forfeiture, time of payment and other relevant terms as in effect immediately before the Effective Time.  The holder of such RSU award must remain in service to Parent, the Company or any of their affiliates through the applicable vesting dates to receive payment in respect thereof.

The Merger Agreement includes customary representations, warranties and covenants of the Company, Parent and Purchaser. Until the earlier of the termination of the Merger Agreement and the Effective Time, the Company has agreed to operate its business and the business of its subsidiaries in the ordinary course and in substantially the same manner as previously conducted and has agreed to certain other operating covenants, as set forth more fully in the Merger Agreement. The Company has also agreed (1) to cease all existing, and agreed not to solicit or initiate any additional, discussions with third parties regarding other proposals to acquire the Company and (2) to certain restrictions on its ability to respond to such proposals, subject to fulfillment of certain fiduciary requirements of the board of directors of the Company.

Purchaser’s obligation to accept for payment and pay for Shares tendered in the Offer is subject to certain conditions, including, among other things, the condition (the “Minimum Condition”) (i) that there shall have been validly tendered and not validly withdrawn prior to the expiration date of the Offer that number of Shares that, when added to the Shares then owned by Purchaser, would represent one Share more than one-half (1/2) of the sum of (a) all Shares then outstanding plus (b) all Shares that the Company may be required to issue upon the vesting (including vesting solely as a result of the consummation of the Offer), conversion, settlement or exercise of all then outstanding options, warrants, or securities convertible or exchangeable into Shares, or other rights to acquire or be issued Shares, regardless of the conversion or exercise price or other terms and conditions thereof) and (ii) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The Minimum Condition may not be waived by Purchaser without the prior written consent of the Company. Neither the Offer nor the Merger is subject to a financing condition. Parent plans to finance the transaction with cash on hand.

The Merger Agreement contemplates that the Merger will be effected pursuant to Section 251(h) of the DGCL, which permits completion of the Merger upon the acquisition by Merger Sub of one share more than 50% of the number of Shares that are then issued and outstanding. If the Merger is effected pursuant to Section 251(h) of the DGCL, no stockholder vote will be required to consummate the Merger. The closing of the Merger is subject to other customary closing conditions. The Merger Agreement also includes customary termination provisions for both the Company and Parent and provides that, in connection with the termination of the Merger Agreement under specified circumstances, including by the Company to accept, and enter into a definitive agreement with respect to, an unsolicited, bona fide written proposal made by a third party after the date of the Merger Agreement pursuant to which such third party would acquire more than 50% of the voting power or the assets of the Company and its subsidiaries on a consolidated basis on terms that the board of directors of the Company determines in, good faith (after consultation with its financial advisors and outside legal counsel), to be more favorable to the Company’s stockholders than the terms of the Offer and the Merger (a "Superior Proposal"). Any such termination of the Merger Agreement by the Company is subject to certain conditions, including the Company’s compliance with certain procedures set forth in the Merger Agreement and a determination by the board of directors of the Company that the failure to take such actions would be inconsistent with the directors’ fiduciary duties to stockholders under applicable law, payment of a $17 million fee by the Company and the concurrent execution of a definitive agreement by the Company with such third party.

The board of directors of the Company unanimously adopted resolutions (i) determining and declaring that the Merger Agreement, the Offer, the Merger and the other transactions contemplated thereby are advisable and in the best interests of the Company and its stockholders, (ii) approving the Merger Agreement, the Offer, the Merger and the other transactions contemplated by the Merger Agreement in accordance with the requirements of the DGCL, including without limitation, DGCL Section 251(h), (iii) approving and declaring advisable the Merger Agreement and the transactions contemplated thereby and (iv) recommending that the Company’s stockholders accept the Offer and tender their shares of Company Common Stock into the Offer.

Concurrently with entering into the Merger Agreement, the directors and executive officers holding Borderfree common stock and certain other significant stockholders of Borderfree entered into tender and support agreements with Parent and Purchaser (collectively, the “Support Agreements”) pursuant to which such stockholders agreed, among other things, to tender their shares of Borderfree common stock into the Offer and vote against any action, agreement or transaction involving Borderfree that is intended or would reasonably be expected to impede, interfere with, delay, postpone, adversely affect or prevent consummation of the Offer. As of the date hereof, such directors, executive officers and stockholders owned in the aggregate approximately 64.2% of Borderfree’s outstanding common stock. The Support Agreements terminate upon the termination of the Merger Agreement in accordance with its terms, including if Borderfree terminates the Merger Agreement to accept a Superior Proposal.

Additional Information

The foregoing summary of the Merger Agreement, the Support Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement and support agreement, which are attached as Exhibits 2.1 and 99.2 hereto and incorporated herein by reference.

The Merger Agreement has been attached as an exhibit to provide investors and holders of Shares with information regarding its terms and is not intended to modify or supplement any factual disclosures about the Company, Parent or Purchaser in the Company’s public reports filed with the U.S. Securities and Exchange Commission (the “SEC”). The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of the Merger Agreement, were made as of specific dates, were made solely for the benefit of the parties to the Merger Agreement and may not have been intended to be statements of fact but, rather, as a method of allocating risk and governing the contractual rights and relationships among the parties to the Merger Agreement. In addition, such representations, warranties and covenants may have been qualified by certain disclosures not reflected in the text of the Merger Agreement and may apply standards of materiality and other qualifications and limitations in a way that is different from what may be viewed as material by the Company’s stockholders. None of the Company’s stockholders or any other third parties should rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, Parent or Purchaser or any of their respective subsidiaries or affiliates. The Merger Agreement and this summary are not intended to modify or supplement any factual disclosures about the Company, and should not be relied upon as disclosure about the Company without consideration of the periodic and current reports and statements that the Company files with the SEC. Factual disclosures about the Company contained in public reports filed with the SEC may supplement, update or modify the factual disclosures contained in the Merger Agreement.

Item 2.02. Results of Operations and Financial Condition.

On May 5, 2015, Borderfree, Inc. announced its financial results for the quarter ended March 31, 2015. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

     The information in this Form 8-K (including Exhibit 99.1) shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 5, 2015, each of Michael A. DeSimone, the Company’s Chief Executive Officer, Edwin A. Neumann, its Chief Financial Officer and Kris Green, its Chief Strategy Officer, entered into new employment agreements with the Company.

Pursuant to his employment agreement, Mr. DeSimone is entitled to an annual base salary of $550,000 and a discretionary annual bonus as determined in the sole discretion of the Company’s board of directors or compensation committee. Pursuant to the employment agreement, in the event that Mr. DeSimone’s employment is terminated by the Company without “cause”, or Mr. DeSimone resigns his employment for “good reason” (each as defined in the employment agreement), Mr. DeSimone would be entitled to receive severance in an amount equal to his then-annual base salary, payable in twelve monthly installments, and certain health insurance benefits. In addition, all stock options and other stock-based awards, if any, held by Mr. DeSimone will continue to vest for an additional twelve months following the date of such termination without cause or such resignation for good reason. In the event that the Company undergoes a change in control (as defined in the employment agreement), all stock options and other stock-based awards held by Mr. DeSimone, if any, will immediately accelerate and become fully exercisable or nonforfeitable as of the change of control.

Pursuant to his employment agreement, Mr. Neumann is entitled to an annual base salary of $325,000 and a discretionary annual bonus as determined in the sole discretion of the Company’s board of directors or compensation committee. Pursuant to the employment agreement, in the event that Mr. Neumann’s employment is terminated by the Company without “cause”, or Mr. Neumann resigns his employment for “good reason” (each as defined in the employment agreement), Mr. Neumann would be entitled to receive severance in an amount equal to one time his then-annual base salary, payable in twelve monthly installments, and certain health insurance benefits. In addition, all stock options and other stock-based awards, if any, held by Mr. Neumann will continue to vest for an additional twelve months following the date of such termination without cause or such resignation for good reason. In the event that the Company undergoes a change in control (as defined in the employment agreement), all stock options and other stock-based awards held by Mr. Neumann, if any, will immediately accelerate and become fully exercisable or nonforfeitable as of the change of control.

Pursuant to his employment agreement, Mr. Green is entitled to an annual base salary of CAD$340,930 and a discretionary annual bonus as determined in the sole discretion of the Company’s board of directors or compensation committee. Pursuant to the employment agreement, in the event that Mr. Green’s employment is terminated by the Company without “cause”, or Mr. Green resigns his employment for “good reason” (each as defined in the employment agreement), Mr. Green would be entitled to receive severance in an amount equal to 50% of his then-annual base salary, payable in six monthly installments, and certain health insurance benefits. In addition, all stock options and other stock-based awards, if any, held by Mr. Green will continue to vest for an additional six months following the date of such termination without cause or such resignation for good reason. In the event that the Company undergoes a change in control (as defined in the employment agreement), all stock options and other stock-based awards held by Mr. Green, if any, will immediately accelerate and become fully exercisable or nonforfeitable as of the change of control.

The foregoing description of the employment agreements does not purport to be complete and is qualified in its entirety by reference to the complete text of each of the employment agreements, which are attached hereto as Exhibits 10.1, 10.2 and 10.3 and incorporated by reference herein.

Item 8.01. Other Events.

On May 5, 2015, the Company issued a press release relating its financial results for the quarter ended March 31, 2015 and the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Form 8-K (including Exhibit 99.1) shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Important Information and Where To Find It

The tender offer described in this document (the “Offer”) has not yet commenced, and this document is neither an offer to purchase nor a solicitation of an offer to sell any shares of the common stock of Borderfree or any other securities. On the commencement date of the Offer, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, will be filed with the United States Securities and Exchange Commission (the “SEC”) by Pitney Bowes and a Solicitation/Recommendation Statement on Schedule 14D-9 will be filed with the SEC by Borderfree. The offer to purchase shares of Borderfree common stock will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed as a part of the Schedule TO. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ BOTH THE TENDER OFFER STATEMENT AND THE SOLICITATION/RECOMMENDATION STATEMENT REGARDING THE OFFER, AS THEY MAY BE AMENDED FROM TIME TO TIME, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The tender offer statement will be filed with the SEC by Pitney Bowes and BrickBreaker Acquisition Corp., a subsidiary of Pitney Bowes, and the Solicitation/Recommendation Statement will be filed with the SEC by Borderfree. Investors and security holders may obtain a free copy of these statements (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to the Information Agent for the tender offer which will be named in the tender offer statement. Copies of Borderfree’s filings with the SEC may be obtained free of charge at the “Investors” section of Borderfree’s website at www.borderfree.com.

Forward-Looking Statements

Statements in this Form 8-K may contain, in addition to historical information, certain statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Borderfree has identified some of these forward-looking statements with words like “believe,” “may,” “could,” “would,” “might,” “possible,” “will,” “should,” “expect,” “intend,” “plan,” “anticipate,” or “continue,” the negative of these words, other terms of similar meaning or the use of future dates. Forward-looking statements in this Form 8-K include without limitation statements regarding planned completion of the Offer and the Merger. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including, but not limited to, risks and uncertainties related to: uncertainties as to the timing of the transaction; uncertainties as to the percentage of Borderfree stockholders tendering their shares in the offer; the possibility that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the effects of disruption caused by the transaction making it more difficult to maintain relationships with employees, collaborators, vendors, customers and other business partners; the risk that stockholder litigation in connection with the transaction may result in significant costs of defense, indemnification and liability; Borderfree’s ability to manage its business and operations, fluctuations in exchange rates of foreign currencies that reduce cross-border trade; Borderfree’s efforts to attract new customers or delays in the customer implementation process; the expected revenues to be generated by Borderfree’s existing or future customers; Borderfree’s quarterly operating results; possible failure to realize the anticipated benefits of business acquisitions or strategic investments; protection of Borderfree’s intellectual property; and other risks and uncertainties discussed in Borderfree’s filings with the SEC, including the “Risk Factors” sections of Borderfree’s most recent annual report on Form 10-K, as well as the tender offer documents to be filed by Parent and BrickBreaker Acquisition Corp., a subsidiary of Parent, and the Solicitation/Recommendation Statement to be filed by Borderfree. Borderfree undertakes no obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as expressly required by law. All forward-looking statements in this Form 8-K are qualified in their entirety by this cautionary statement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and among Borderfree, Inc., Pitney Bowes Inc. and BrickBreaker Acquisition Corp., dated as of May 5, 2015.*
10.1	Employment Agreement, dated May 5, 2015, by and between Borderfree, Inc. and Michael A. DeSimone.
10.2	Employment Agreement, dated May 5, 2015, by and between Borderfree, Inc. and Edwin A. Neumann.
10.3	Employment Agreement, dated May 5, 2015, by and among Borderfree, Inc., Borderfree Canada, Inc. and Kris Green.
99.1	Press Release issued by the Company, dated May 5, 2015.
99.2	Form of Tender and Support Agreement by among Pitney Bowes, Inc., BrickBreaker Acquisition Corp. and the Stockholder(s) signatory thereto, dated as of May 5, 2015.

*
The Company will furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BORDERFREE, INC.

Date:	May 5, 2015
By:	/s/ Edwin A. Neumann
Title:	Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and among Borderfree, Inc., Pitney Bowes Inc. and BrickBreaker Acquisition Corp., dated as of May 5, 2015.*
10.1	Employment Agreement, dated May 5, 2015, by and between Borderfree, Inc. and Michael A. DeSimone.
10.2	Employment Agreement, dated May 5, 2015, by and between Borderfree, Inc. and Edwin A. Neumann.
10.3	Employment Agreement, dated May 5, 2015, by and among Borderfree, Inc., Borderfree Canada, Inc. and Kris Green.
99.1	Press Release issued by the Company, dated May 5, 2015.
99.2	Form of Tender and Support Agreement by among Pitney Bowes, Inc., BrickBreaker Acquisition Corp. and the Stockholder(s) signatory thereto, dated as of May 5, 2015.

*
The Company will furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.